Exhibit 99.1

The Board of Directors
Xylem Inc.
301 Water Street SE
Washington, D.C. 20003

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated January 22, 2023, to the Board of Directors of Xylem Inc. (“Xylem”) as Annex D to, and reference thereto under the headings “SUMMARY — Opinions of Xylem’s Financial Advisors” and “THE MERGER — Opinions of Xylem’s Financial Advisors” in, the amended joint proxy statement/prospectus relating to the proposed merger involving Xylem and Evoqua Water Technologies Corp. (“Evoqua”), which amended joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4/A of Evoqua (the “Amended Registration Statement”).  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Amended Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

LAZARD FRERES & CO. LLC

By:	/s Mark T. McMaster
Mark T. McMaster
Global Head of Mergers & Acquisitions

March 31, 2023